AMENDEDMENT NO. 1 TO
            CERTIFICATE OF DESIGNATIONS, POWERS, RIGHTS, PREFERENCES,
                        QUALIFICATIONS AND LIMITATIONS OF
                         CONVERTIBLE PREFERRED STOCK OF
                       INNOVATIVE CARD TECHNOLOGIES, INC.
                   ------------------------------------------

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware
                   ------------------------------------------


      Innovative Card Technnologies, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does certify hereby that pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Corporation's board of directors (the "Board of Directors"), adopted the following resolution, which resolution remains in full force and effect as of the date hereof:

      WHEREAS, the Board of Directors is authorized, within the limitations and restrictions stated in the Certificate of Incorporation of the Corporation, to fix by resolution the designation of up to 5,000,000 shares of the preferred stock of the Corporation, par value $.001 per share, and the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the Board of Directors under the General Corporation Law of Delaware; and

      WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to amend the Corporation's Certificate of Designations, Powers, Rights, Preferences, Qualifications and Limitations of Convertible Preferred Stock, as currently in effect, solely for the purpose of increasing the number of shares of Series A Preferred Stock from 2,100,000 to 3,100,000 shares constituting such series.

      NOW, THEREFORE, BE IT RESOLVED, that there is authorized hereby 3,100,000 shares of preferred stock of the Corporation, designated as "Series A Preferred Stock" on the terms and with the provisions as set forth on the Exhibit A hereto.

      IN WITNESS WHEREOF, the Corporation has caused this Amendment No. 1 to the certificate to be executed, signed and acknowledged by Alan Finkelstein, its President, who states under penalty of perjury that the facts stated herein are true, and to be attested by Alan Finkelstein, its Secretary, this 14th day of October 2004.


                                                     /s/ Alan Finkelstein
                                                     ---------------------------
                                                     Alan Finkelstein, President


                                                     /s/ Alan Finkelstein
                                                     ---------------------------
                                                     Alan Finkelstein, Secretary


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                                    EXHIBIT A

                               AMENDMENT NO. 1 TO
                   DESIGNATIONS, POWERS, RIGHTS, PREFERENCES,
                         QUALIFICATIONS AND LIMITATIONS
                                       OF
                          THE SERIES A PREFERRED STOCK
                         ------------------------------

      1. Dividends. The holders of Series A Preferred Stock, $.001 par value per share ("Preferred Stock") shall be entitled to receive, out of any funds legally available therefor dividends at an annual rate of $0.06 (as adjusted for combinations, consolidations, subdivisions or stock splits with respect to such shares) for each outstanding share of Series A Preferred Stock held by each such holder, payable in preference and priority to any dividend on the Corporation's common stock, par value $.001 ("Common Stock") when, if and as declared by the Board of Directors ("Series A Dividend"). The right to such dividends on the Series A Preferred Stock or Common Stock shall not be cumulative, and no right shall accrue to holders of Series A Preferred Stock or Common Stock by reason of the fact that dividends are not declared or paid in any prior year. The Corporation shall not make any distributions in contravention of this certificate with respect to the Common Stock until the Series A Dividend shall have been declared and paid or set apart during that fiscal year.

      2. Liquidation Preference.

      (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary ("Liquidation Event"), the holders of the Series A Preferred Stock shall be entitled to receive the amount of $1.00 per share then held by them, with fractional cents being rounded to nearest whole cent (with one-half cent being rounded upward), both prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock (each as adjusted for any stock dividends, combinations or splits with respect to such shares) plus a premium for each share held equal to (A) one-half of the Series A Dividend, multiplied by the number of full semi-annual periods elapsed since the date on which a share of Series A Preferred Stock was first issued to the holder thereof LESS
(B) the total distributions paid, or declared and set apart for payment with respect to the Series A Preferred Stock. If, upon the occurrence of a Liquidation Event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders and the holders of any other class or series of preferred stock ranking on a parity with or senior to the Series A Preferred Stock of the full preferential amounts due to such holders, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock and the holders of any other such class or series of preferred stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

      (b) After payment has been made to the holders of the Series A Preferred Stock and the holders of any other class or series of preferred stock of the full amounts to which they shall be entitled, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed pari passu among the holders of Series A Preferred Stock and the holders of any other such class or series of participating preferred stock (on an as converted basis) and Common Stock.

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      (c) A  Liquidation  Event shall not be deemed to be  occasioned  by, or to include (i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation); or (ii) a sale of substantially all the assets of the Corporation.

      3. Voting Rights. The holder of each share of the Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series A Preferred Stock could be converted and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock as a single class) and shall be entitled to notice of any stockholders' meeting in accordance with the By-laws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded to a nearest whole number (with one-half being rounded upward).

      4. Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows:

      (a) Right to Convert. The Series A Preferred Stock shall only be convertible, and shall convert, as provided in Sections 4(b) and 4(c). Upon any such conversion, each share of Series A Preferred Stock shall be convertible at the office of the Corporation or any transfer agent for such stock into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing $1.00 by the then-applicable Conversion Price applicable to such share, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series A Preferred Stock (the "Conversion Price") initially shall be $1.00 per share of Common Stock with fractional cents being rounded to nearest whole cent (with one-half cent being rounded upward). Such initial Conversion Price shall be adjusted as hereinafter provided.

      (b) Voluntary Conversion. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into shares of Common Stock at the Conversion Price in effect on the date the certificate is surrendered for conversion.

      (c) Automatic Conversion. Each share of Series A Preferred Stock automatically shall be converted into shares of Common Stock at the then-effective Conversion Price upon (i) a vote by at least a majority of the outstanding shares of Series A Preferred Stock voting as a separate class; or
(ii) registration of the shares of Common Stock underlying the Series A Preferred Stock under the Securities Act of 1933, as amended.


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

      (d) Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates thereof, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and, in the event of voluntarily conversion pursuant to Section 4(b), shall give written notice to the Corporation at its office or the office of the transfer agent for such stock of such election to convert same and shall state therein the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

      (e) Adjustments to Conversion Prices for Combinations or Subdivisions of Common Stock. In the event that the Corporation at any time or from time to time after the date the Series A Preferred Stock is first issued shall declare or pay any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. Notwithstanding the foregoing, no adjustment pursuant to this
Section 4(e) shall be made for or in connection with issuances to employees, consultants, officers or directors of the Corporation pursuant to any stock grant, stock option plan, stock purchase plan or other employee stock incentive program approved by the Board of Directors, provided that such issuances do not exceed 15% of the outstanding shares of Common Stock (including Common Stock underlying outstanding Series A Preferred Stock).

      (f) No Impairment. The Corporation will not, by amendment of this Certificate or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Right of the holders of the Series A Preferred Stock against impairment.

      (g) Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series A Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

      (h) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate.


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

      (i) Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Series A Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors.

      (j) Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

      (k) Adjustments. In case of any reorganization or any reclassification of the capital stock of the Corporation, any consolidation or merger of the Corporation with or into another corporation or corporations, or the conveyance of all or substantially all of the assets of the Corporation to another corporation, each share of Series A Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) to which a holder of the number of shares of Common Stock deliverable upon conversion of such share of Series A Preferred Stock would have been entitled upon the record date of (or date of, if no record date is fixed) such reorganization, reclassification, consolidation, merger or conveyance, and, in any case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as equivalent as is practicable, in relation to any shares of stock or the securities or property (including cash) thereafter deliverable upon the conversion of the shares of such Series A Preferred Stock.

      5. Amendment. Any term relating to the Series A Preferred Stock may be amended and the observance of any term relating to the Series A Preferred Stock may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the vote or written consent of holders of at least a majority of the shares of the Series A Preferred Stock then outstanding. Any amendment or waiver so effected shall be binding upon the Corporation and any holder of shares of Series A Preferred Stock.

                                    * * * * *


                                       4
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